1940 Act File No.811-08519

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940    X

     Amendment No.   2   ..........................................X
                   ------                                       -------

                              FEDERATED CORE TRUST

               (Exact Name of Registrant as Specified in Charter)

                            Federated Investors Funds

                              5800 Corporate Drive

                       Pittsburgh, Pennsylvania 15237-7000

                    (Address of Principal Executive Offices)

                                 (412) 288-1900

                         (Registrant's Telephone Number)

                           John W. McGonigle, Esquire

                            Federated Investors Tower

                               1001 Liberty Avenue

                       Pittsburgh, Pennsylvania 15222-3779

                     (Name and Address of Agent for Service)

                (Notices should be sent to the Agent for Service)

                                   Copies To:

                           Matthew G. Maloney, Esquire

                     Dickstein Shapiro Morin & Oshinsky LLP

                              2101 L. Street, N.W.

                             Washington, D.C. 20037

                        FEDERATED MORTGAGE CORE PORTFOLIO

                       A Portfolio of Federated Core Trust

                    CONFIDENTIAL PRIVATE OFFERING MEMORANDUM

                                     PART A

                     (INFORMATION REQUIRED IN A PROSPECTUS)

                                FEBRUARY 18, 1999

Please read this Confidential Private offering Memorandum carefully before investing and retain it for future reference. It contains important information about the Portfolio that investors should know before investing.

A copy of a Subscription Agreement for use in subscribing to purchase shares of the Portfolio accompanies delivery of this Memorandum. In order to purchase shares of the Portfolio, a prospective investor must satisfactorily complete, execute and deliver the Subscription Agreement to the Portfolio's Transfer Agent.

Items 1,2 3, 5 and 9 of Part A are omitted pursuant to Item B(2)(b)of the General Instructions to Form N-1A.

INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES AND RELATED RISKS

INVESTMENT OBJECTIVE

The investment objective of the Portfolio is to provide total return. While there is no assurance that the Portfolio will achieve its investment objective, it endeavors to do so by following the strategies and policies described in this offering memorandum.

        INVESTMENT STRATEGY

    The Portfolio pursues its investment objective by investing primarily in mortgage backed securities, including collateralized mortgage obligations
(CMOs).

    The adviser manages the portfolio by targeting a dollar weighted average duration relative to that of the Lehman Brothers Mortgage Backed Securities Index. Duration measures the price sensitivity of a portfolio of fixed income securities to changes in interest rates. The adviser targets this range based upon its interest rate outlook.

The adviser formulates its interest rate outlook by analyzing a variety of factors, such as:

o       current U.S. economic activity and the economic outlook,

o

o       current short-term interest rates,

o

o the Federal Reserve Board's policies regarding short-term interest rates, and

o       potential effects of foreign economic activity on interest rates.

o

    The adviser generally shortens the portfolio's average duration when it expects interest rates to rise and extends the duration when it expects interest rates to fall.

    The adviser selects securities used to lengthen or shorten the portfolio's average duration by comparing the returns currently offered by different investments to their historical and expected returns. In selecting mortgage backed securities, including CMOs, the analysis also focuses on the expected cash flows from the pool of mortgage obligations supporting the security. The Adviser attempts to assess the relative returns and risks of these securities by analyzing how the timing, amount and division of cash flows from the pool might change in response to changing economic and market conditions. The adviser may use CMOs with more predictable cash flows (such as sequential pay, planned amortization class and targeted amortization class) to improve the Portfolio's performance in volatile markets. The adviser may also use combinations of CMOs or CMOs and pass-through certificates to provide a higher yielding investment with market risks similar to a pass-through certificate or a Treasury security. The combination may involve different mortgage pools. Unanticipated differences in prepayment rates of the pools may reduce the return of the combined investment. Combinations may also include CMOs (such as IOs, POs, and inverse floaters) that have complex terms or less predictable cash flows.

    In addition to buying mortgage backed securities outright, the Portfolio may acquire securities on a "to be announced" basis in order to enhance yield. The Portfolio engages in dollar roll transactions to increase income. The Portfolio uses repurchase agreements to secure its obligations in these transactions.

SECURITIES AND TECHNIQUES

FIXED INCOME SECURITIES

Fixed income securities pay interest, dividends or distributions at a specified rate. The rate may be a fixed percentage of the principal or adjusted periodically. In addition, the issuer of a fixed income security must repay the principal amount of the security, normally within a specified time. Fixed income securities provide more regular income than equity securities. However, the returns on fixed income securities are limited and normally do not increase with the issuer's earnings. This limits the potential appreciation of fixed income securities as compared to equity securities.

A security's yield measures the annual income earned on a security as a percentage of its price. A security's yield will increase or decrease depending upon whether it costs less (a discount) or more (a premium) than the principal amount. If the issuer may redeem the security before its scheduled maturity, the price and yield on a discount or premium security may change based upon the probability of an early redemption. Securities with higher risks generally have higher yields.

The following describes the types of fixed income securities in which the Portfolio principally invests:

    AGENCY SECURITIES

    Agency securities are issued or guaranteed by a federal agency or other government sponsored entity acting under federal authority (a GSE). The United States supports some GSEs with its full, faith and credit. Other GSEs receive support through federal subsidies, loans or other benefits. A few GSEs have no explicit financial support, but are regarded as having implied support because the federal government sponsors their activities. Agency securities are generally regarded as having low credit risks, but not as low as treasury securities.

    The Portfolio treats mortgage backed securities guaranteed by GSEs as agency securities. Although a GSE guarantee protects against credit risks, it does not reduce the MARKET AND PREPAYMENT RISKS of these mortgage backed securities.

    MORTGAGE BACKED SECURITIES

    Mortgage backed securities represent interests in pools of mortgages. The mortgages that comprise a pool normally have similar interest rates, maturities and other terms. Mortgages may have fixed or adjustable interest rates. Interests in pools of adjustable rate mortgages are known as ARMs.

    Mortgage backed securities come in a variety of forms. Many have extremely complicated terms. The simplest form of mortgage backed securities are pass-through certificates. An issuer of pass-through certificates gathers monthly payments from an underlying pool of mortgages. Then, the issuer deducts its fees and expenses and passes the balance of the payments onto the certificate holders once a month. Holders of pass-through certificates receive a pro rata share of all payments and pre-payments from the underlying mortgages. As a result, the holders assume all the PREPAYMENT RISKS of the underlying mortgages.

    The Portfolio may invest in both agency mortgage backed securities and in mortgage backed securities that are issued by a private entity. Securities issued by private entities must be rated investment grade by one or more nationally recognized rating services. The ability to invest in securities issued by a private entity creates CREDIT RISK.

        COLLATERALIZED MORTGAGE OBLIGATIONS

        CMOs, including interests in real estate mortgage investment conduits (REMICs), allocate payments and prepayments from an underlying pass-through certificate among holders of different classes of mortgage backed securities. This creates different PREPAYMENT AND MARKET RISKS for each CMO class.

        SEQUENTIAL CMOS

        In a sequential pay CMO, one class of CMOs receives all principal payments and prepayments. The next class of CMOs receives all principal payments after the first class is paid off. This process repeats for each sequential class of CMO. As a result, each class of sequential pay CMOs reduces the prepayment risks of subsequent classes.

        PACS, TACS AND COMPANION CLASSES

        More sophisticated CMOs include planned amortization classes (PACs) and targeted amortization classes (TACs). PACs and TACs are issued with companion classes. PACs and TACs receive principal payments and prepayments at a specified rate. The companion classes receive principal payments and prepayments in excess of the specified rate. In addition, PACs will receive the companion classes' share of principal payments, if necessary, to cover a shortfall in the prepayment rate. This helps PACs and TACs to control prepayment risks by increasing the risks to their companion classes.

        IOS AND POS

        CMOs may allocate interest payments to one class (Interest Only or IOs) and principal payments to another class (Principal Only or POs). POs increase in value when prepayment rates increase. In contrast, IOs decrease in value when prepayments increase, because the underlying mortgages generate less interest payments. However, IOs tend to increase in value when interest rates rise (and prepayments decrease), making IOs a useful hedge against market risks.

        FLOATERS AND INVERSE FLOATERS

        Another variant allocates interest payments between two classes of CMOs. One class (Floaters) receives a share of interest payments based upon a market index such as LIBOR. The other class (Inverse Floaters) receives any remaining interest payments from the underlying mortgages. Floater classes receive more interest (and Inverse Floater classes receive correspondingly less interest) as interest rates rise. This shifts PREPAYMENT AND MARKET RISKS from the Floater to the Inverse Floater class, reducing the price volatility of the Floater class and increasing the price volatility of the Inverse Floater class.

        Z CLASSES

        CMOs must allocate all payments received from the underlying mortgages to some class. To capture any unallocated payments, CMOs generally have an accrual (Z) class. Z classes do not receive any payments from the underlying mortgages until all other CMO classes have been paid off. Once this happens, holders of Z class CMOs receive all payments and prepayments. Similarly, REMICs have residual interests that receive any mortgage payments not allocated to another REMIC class.

        The degree of increased or decreased prepayment risks depends upon the structure of the CMOs. However, the actual returns on any type of mortgage backed security depend upon the performance of the underlying pool of mortgages, which no one can predict and will vary among pools.

SPECIAL TRANSACTIONS

    REPURCHASE AGREEMENTS

    Repurchase agreements are transactions in which the Portfolio buys a security from a dealer or bank and agrees to sell the security back at a mutually agreed upon time and price. The repurchase price exceeds the sale price, reflecting the Portfolio's return on the transaction. This return is unrelated to the interest rate on the underlying security. The Portfolio will enter into repurchase agreements only with banks and other recognized financial institutions, such as securities dealers, deemed creditworthy by the Adviser.

    The Portfolio's custodian or subcustodian will take possession of the securities subject to repurchase agreements. The Adviser or subcustodian will monitor the value of the underlying security each day to ensure that the value of the security always equals or exceeds the repurchase price.

    Repurchase agreements are subject to CREDIT RISKS.

    DELAYED DELIVERY TRANSACTIONS

    Delayed delivery transactions, including when issued transactions, are arrangements in which the Portfolio buys securities for a set price, with payment and delivery of the securities scheduled for a future time. During the period between purchase and settlement, no payment is made by the Portfolio to the issuer and no interest accrues to the Portfolio. The Portfolio records the transaction when it agrees to buy the securities and reflects their value in determining the price of its shares. Settlement dates may be a month or more after entering into these transactions so that the market values of the securities bought may vary from the purchase prices. Therefore, delayed delivery transactions create market risks for the Portfolio. Delayed delivery transactions also involve CREDIT RISKS in the event of a counterparty default.

        TO BE ANNOUNCED SECURITIES (TBAS)

        As with other delayed delivery transactions, a seller agrees to issue a TBA security at a future date. However, the seller does not specify the particular securities to be delivered. Instead, the Portfolio agrees to accept any security that meets specified terms. For example, in a TBA mortgage backed transaction, the Portfolio and the seller would agree upon the issuer, interest rate and terms of the underlying mortgages. The seller would not identify the specific underlying mortgages until it issues the security. TBA mortgage backed securities increase market risks because the underlying mortgages may be less favorable than anticipated by the Portfolio.

        DOLLAR ROLLS

        Dollar rolls are transactions where the Portfolio sells mortgage-backed securities with a commitment to buy similar, but not identical, mortgage-backed securities on a future date at a lower price. Normally, one or both securities involved are TBA mortgage backed securities. Dollar rolls are subject to market risks and credit risks.

    SECURITIES LENDING

    The Portfolio may lend portfolio securities to borrowers that the Adviser deems creditworthy. In return, the Portfolio receives cash or liquid securities from the borrower as collateral. The borrower must furnish additional collateral if the market value of the loaned securities increases. Also, the borrower must pay the Portfolio the equivalent of any dividends or interest received on the loaned securities.

    The Portfolio will reinvest cash collateral in securities that qualify as an acceptable investment for the Portfolio. However, the Portfolio must pay interest to the borrower for the use of cash collateral.

    Loans are subject to termination at the option of the Portfolio or the borrower. The Portfolio will not have the right to vote on securities while they are on loan, but it will terminate a loan in anticipation of any important vote. The Portfolio may pay administrative and custodial fees in connection with a loan and may pay a negotiated portion of the interest earned on the cash collateral to a securities lending agent or broker.

    Securities lending activities are subject to market risks and credit risks.

    ASSET COVERAGE

    In order to secure its obligations in connection with derivatives contracts or special transactions, the Portfolio will either own the underlying assets, enter into an offsetting transaction or set aside readily marketable securities with a value that equals or exceeds the Portfolio's obligations. Unless the Portfolio has other readily marketable assets to set aside, it cannot trade assets used to secure such obligations entering into an offsetting derivative contract or terminating a special transaction. This may cause the Portfolio to miss favorable trading opportunities or to realize losses on derivative contracts or special transactions.

PORTFOLIO TURNOVER

Prepayment of mortgage backed securities owned by the Portfolio could result in a high portfolio turnover rate, which is likely to generate shorter-term gains (losses) for its shareholders. Short-term gains are taxed at a higher rate than longer-term gains. High portfolio turnover increases the Portfolio's trading costs and may have an adverse impact on the Portfolio's performance.

TEMPORARY DEFENSIVE INVESTMENTS

The Portfolio may temporarily depart from its principal investment strategies by investing its assets in cash, cash items, and shorter-term, higher quality debt securities and similar obligations. It may do this to minimize potential losses and maintain liquidity to meet shareholder redemptions during adverse market conditions. This may cause the Portfolio to give up greater investment returns to maintain the safety of principal, that is, the original amount invested by shareholders.

INVESTMENT RISKS

BOND MARKET RISKS

o Prices of fixed income securities rise and fall in response to interest rate changes for similar securities. Generally, when interest rates rise, prices of fixed income securities fall.

o

o Interest rate changes have a greater effect on the price of fixed income securities with longer durations. Duration measures the price sensitivity of a fixed income security to changes in interest rates.

o

CREDIT RISKS

o Credit risk is the possibility that an issuer will default on a security by failing to pay interest or principal when due. If an issuer defaults, the Portfolio will lose money.

o

PREPAYMENT RISKS

o Generally, homeowners have the option to prepay their mortgages at any time without penalty. Homeowners frequently refinance high interest rate mortgages when mortgage rates fall. This results in the prepayment of mortgage backed securities with higher interest rates. Conversely, prepayments due to refinancings decrease when mortgage rates increase. This extends the life of mortgage backed securities with lower interest rates. As a result, increases in prepayments of high interest rate mortgage backed securities, or decreases in prepayments of lower interest rate mortgage backed securities, may reduce their yield and price. This relationship between interest rates and mortgage prepayments makes the price of mortgage backed securities more volatile than most other types of fixed income securities with comparable credit risks.

o

o Mortgage backed securities generally compensate for greater prepayment risk by paying a higher yield. The difference between the yield of a mortgage backed security and the yield of a U.S. Treasury security with a comparable maturity (the spread) measures the additional interest paid for risk. Spreads may increase generally in response to adverse economic or market conditions. A security's spread may also increase if the security is perceived to have increased prepayment risk or less market demand. An increase in the spread may cause the price of the security to decline.

o

o If a fixed income security is called, the Portfolio may have to reinvest the proceeds in other fixed income securities with lower interest rates, higher credit risks, or other less favorable characteristics.

o

LIQUIDITY RISKS

o Trading opportunities are more limited for CMOs that have complicated terms or that are not widely held. These features may make it more difficult to sell or buy a security at a favorable price or time. Consequently, the Portfolio may have to accept a lower price to sell a security, sell other securities to raise cash or give up an investment opportunity, any of which could have a negative effect on the Portfolio's performance. Infrequent trading of securities may also lead to an increase in their price volatility.

o

o Liquidity risk also refers to the possibility that the Portfolio may not be able to sell a security when it wants to. If this happens, the Portfolio will be required to continue to hold the security, and the Portfolio could incur losses.

o

RISKS ASSOCIATED WITH COMPLICATED CMOS

o CMOs with complicated terms, such as companion classes, IOs, POs and Inverse Floaters, generally entail greater market, prepayment and liquidity risks than other mortgage backed securities. For example, their prices are more volatile and their trading market may be more limited.

o

INVESTMENT RATINGS FOR INVESTMENT GRADE SECURITIES

The Adviser will determinate whether a security is investment grade based upon the credit ratings given by one or more nationally recognized rating services. For example, Standard and Poor's, a rating service, assigns ratings to investment grade securities (AAA, AA, A, and BBB) based on their assessment of the likelihood of the issuer's inability to pay interest or principal (default) when due on each security. Lower credit ratings correspond to higher credit risk. If a security has not received a rating, the Portfolio must rely entirely upon the Adviser's credit assessment that the security is comparable to investment grade.

YEAR 2000 READINESS

The "Year 2000" problem is the potential for computer errors or failures because certain computer systems may be unable to interpret dates after December 31, 1999. The Year 2000 problem may cause systems to process information incorrectly and could disrupt businesses that rely on computers, like the Portfolio.

While it is impossible to determine in advance all of the risks to the Portfolio, the Portfolio could experience interruptions in basic financial and operational functions. Portfolio shareholders could experience errors or disruptions in Portfolio share transactions or Portfolio communications.

     The Portfolio's service providers are making changes to their computer systems to fix any Year 2000 problems. In addition, they are working to gather information from third-party providers to determine their Year 2000 readiness.



Year 2000 problems would also increase the risks of the Portfolio's investments. To assess the potential effect of the Year 2000 problem, the Adviser is reviewing information regarding the Year 2000 readiness of issuers of securities the Portfolio may purchase.

     The financial impact of these issues for the Portfolio is still being determined. There can be no assurance that potential Year 2000 problems would not have a material adverse effect on the Portfolio.



MANAGEMENT ORGANIZATION AND CAPITAL STRUCTURE

INVESTMENT ADVISER

A Board of Directors governs the Trust. The Board selects and oversees the Adviser, Federated Research Corp. The Adviser manages the Portfolio's assets including buying and selling portfolio securities. The Adviser's address is Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, PA 15222-3779. The Adviser will not receive a fee for its investment advisory services.

The Adviser and other subsidiaries of Federated advise more than 175 mutual funds and private accounts, which total over $111 billion in assets as of December 31, 1998. Federated was established in 1955 and is one of the largest mutual fund investment managers in the United States with approximately 1,900 employees. Over 4,000 investment professionals make Federated Funds available to their customers.

PORTFOLIO MANAGERS

     The Portfolio's managers are: Kathleen Foody-Malus, Edward Tiedge and Todd Abraham.

     Kathleen M. Foody-Malus has been the Portfolio's portfolio manager since inception. Ms. Foody-Malus joined Federated Investors in 1983 and has been a Vice President of the Adviser since 1993. Ms. Foody-Malus served as an Assistant Vice President of the investment adviser from 1990 until 1992. Ms. Foody-Malus received her M.B.A. in Accounting/Finance from the University of Pittsburgh.

     Edward J. Tiedge has been the Portfolio's portfolio manager since inception. Mr. Tiedge joined Federated Investors in 1993 and has been a Vice President of the Adviser since January 1996. He served as an Assistant Vice President of the Portfolio's investment adviser in 1995, and an Investment Analyst during 1993 and 1994. Mr. Tiedge served as Director of Investments at Duquesne Light Company from 1990 to 1993. Mr. Tiedge is a Chartered Financial Analyst and received his M.S. in Industrial Administration from Carnegie Mellon University.

     Todd A. Abraham has been the Portfolio's portfolio manager since inception. Mr. Abraham has been a Vice President of the Adviser since July 1997. Mr. Abraham joined Federated Investors in 1993 as an Investment Analyst and served as Assistant Vice President from 1995 to 1997. Mr. Abraham served as a Portfolio Analyst at Ryland Mortgage Co. from 1992 to 1993. Mr. Abraham is a Chartered Financial Analyst and received his M.B.A. in finance from Loyola College.

SHAREHOLDER INFORMATION

Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of
Section 4(2) of the Securities Act of 1933 (1933 Act). Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D of the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

PRICING OF PORTFOLIO SHARES

The net asset value (NAV) of the Portfolio is determined as of the end of regular trading (normally, 4:00 p.m., Eastern time) each day the NYSE is open.

The NAV per share of the Portfolio is computed by dividing the value of the Portfolio's assets, less all liabilities, by the total number of shares outstanding.

PURCHASE OF PORTFOLIO SHARES

Shares of the Portfolio may be purchased any day the New York Stock Exchange
(NYSE) is open.

Purchases should be made in accordance with procedures established by the Transfer Agent.

Purchase orders for Shares of the Portfolio will receive the NAV next determined after the purchase order is received in proper form by the Portfolio's Transfer Agent, Federated Shareholder Services Company.

     Payment by federal funds must be received by the Trust's custodian, State Street Bank and Trust Company, by 3:00 p.m. (Eastern time) the next business day following the receipt of the purchase order.



There is no minimum required initial or subsequent investment amount.

The Portfolio reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

REDEMPTION OF PORTFOLIO SHARES

Shares of the Portfolio may be redeemed any day the NYSE is open.

Redemption requests should be made in accordance with procedures established by the Transfer Agent.

Redemption requests will receive the NAV next determined after the request is received in proper form by the Transfer Agent.

Redemption proceeds will normally be delivered within one business day after a request is received in proper form. Payment may be delayed up to seven days:

o       to allow a purchase order to clear;

o

o       during periods of market volatility; or

o

o when a shareholder's trade activity or amount adversely impacts the Portfolio's ability to manage its assets.

o

REDEMPTION IN KIND

Although the Portfolio intends to pay Share redemptions in cash, it reserves the right to pay the redemption price in whole or in part by a distribution of the Portfolio's portfolio securities.

CONFIRMATIONS AND ACCOUNT STATEMENTS

Shareholders will receive confirmation of purchases and redemptions. In addition, shareholders will receive periodic statements reporting all account activity including dividends paid. The Trust will not issue share certificates.

DIVIDENDS AND DISTRIBUTIONS

The Portfolio declares dividends daily and pays them monthly to shareholders. Purchases made by wire begin earning dividends on the day the wire is received. Purchases made by check begin earning dividends on the business day after the Portfolio receives the check. In either case, dividends are earned through the day a redemption request is received.

Dividends will be automatically reinvested in additional Shares unless the shareholder has elected cash payments.

TAX CONSEQUENCES

Portfolio distributions are taxable to the shareholder whether paid in cash or reinvested in the Portfolio. Dividends are taxable as ordinary income; capital gains are taxable at different rates depending upon the length of time the Portfolio holds its assets.

Portfolio distributions are expected to be both dividends and capital gains. Redemptions are taxable sales.

DISTRIBUTION ARRANGEMENTS

Federated Securities Corp., is the Trust's Placement Agent. It receives no fee for its services.

                        FEDERATED MORTGAGE CORE PORTFOLIO

                       A Portfolio of Federated Core Trust

                    CONFIDENTIAL PRIVATE OFFERING MEMORANDUM

                                     PART B

         (INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION)

                                FEBRUARY 18, 1999

This Part B is not a prospectus, Read this Part B in conjunction with the Part A for Federated Mortgage Core Portfolio dated February 18, 1999. Obtain Part A without charge by calling 1-800-341-7400.

TABLE OF CONTENTS

Portfolio History                                                       1

Investments, Techniques, Risks and Limitations                          2

Management of the Trust                                                 7

Investment Advisory and Other Services                                  10

Brokerage Allocation and Other Practices                                11

Capital Stock and Other Securities                                      11

Shareholder Information                                                 12

Taxation of the Portfolio                                               12

Financial Statements                                             12

Appendix                                                         13

Addresses                                                        15

PORTFOLIO HISTORY

The Portfolio is a diversified portfolio of Federated Core Trust (the Trust). The Trust is an open-end, management investment company that was established under the laws of the Commonwealth of Massachusetts on August 21, 1996. The Trust may offer separate series of shares of beneficial interest representing interests in separate portfolios of securities.

INVESTMENTS, TECHNIQUES, RISKS AND LIMITATIONS

SECURITIES IN WHICH THE PORTFOLIO INVESTS

Following is a table that indicates which types of securities are a:

o       P= PRINCIPAL investment of the Portfolio; (shaded in chart)

-------------------------------------------------------- ------------
SECURITIES                                                MORTGAGE
                                                            CORE

                                                          PORTFOLIO

-------------------------------------------------------- ------------
-------------------------------------------------------- ------------
FIXED INCOME SECURITIES                                       P

-------------------------------------------------------- ------------
-------------------------------------------------------- ------------
    TREASURY SECURITIES                                       A

--------------------------------------------------------
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    AGENCY SECURITIES                                         P

-------------------------------------------------------- ------------
-------------------------------------------------------- ------------
    ZERO COUPON SECURITIES                                    A

-------------------------------------------------------- ------------
--------------------------------------------------------
    MORTGAGE BACKED SECURITIES                                P

--------------------------------------------------------
-------------------------------------------------------- ------------
      CMOS                                                    P

--------------------------------------------------------
-------------------------------------------------------- ------------
    ASSET BACKED SECURITIES (home equity, manufactured        A
housing)

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-------------------------------------------------------- ------------
    CREDIT ENHANCEMENT (home equity, manufactured             A
housing)

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DERIVATIVE CONTRACTS                                          A

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    FUTURES CONTRACTS                                         A

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    OPTIONS                                                   A

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    SWAPS                                                     A

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-------------------------------------------------------- ------------
      INTEREST RATE SWAPS                                     A

-------------------------------------------------------- ------------
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      CAPS AND FLOORS                                         A

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SPECIAL TRANSACTIONS                                          P

-------------------------------------------------------- ------------
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    REPURCHASE AGREEMENTS                                     P

--------------------------------------------------------
-------------------------------------------------------- ------------
    REVERSE REPURCHASE AGREEMENTS                             A

-------------------------------------------------------- ------------
-------------------------------------------------------- ------------
    WHEN ISSUED TRANSACTIONS                                  P

-------------------------------------------------------- ------------
-------------------------------------------------------- ------------
      TO BE ANNOUNCED SECURITIES                              P

-------------------------------------------------------- ------------
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      DOLLAR ROLLS                                            P

--------------------------------------------------------
-------------------------------------------------------- ------------
    SECURITIES LENDING                                        P

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    SECURITIES OF OTHER INVESTMENT COMPANIES                  A

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    ASSET COVERAGE                                            P

-------------------------------------------------------- ------------

o       A= ACCEPTABLE (but not principal) investment of the Portfolio

o

SECURITIES DESCRIPTIONS AND TECHNIQUES

In addition to the principal securities listed in Part A, the Portfolio may also invest in the following:

FIXED INCOME SECURITIES

Fixed income securities pay interest, dividends or distributions at a specified rate. The rate may be a fixed percentage of the principal or adjusted periodically. In addition, the issuer of a fixed income security must repay the principal amount of the security, normally within a specified time. Fixed income securities provide more regular income than equity securities. However, the returns on fixed income securities are limited and normally do not increase with the issuer's earnings. This limits the potential appreciation of fixed income securities as compared to equity securities.

A security's yield measures the annual income earned on a security as a percentage of its price. A security's yield will increase or decrease depending upon whether it costs less (a discount) or more (a premium) than the principal amount. If the issuer may redeem the security before its scheduled maturity, the price and yield on a discount or premium security may change based upon the probability of an early redemption. Securities with higher risks generally have higher yields.

The following describes the types of fixed income securities in which the Portfolio invests:

    TREASURY SECURITIES

    Treasury securities are direct obligations of the federal government of the United States. Treasury securities are generally regarded as having the lowest CREDIT RISKS.

    ZERO COUPON SECURITIES

    Zero coupon securities do not pay interest or principal until final maturity unlike debt securities that provide periodic payments of interest (referred to as a coupon payment). Investors buy zero coupon securities at a price below the amount payable at maturity. The difference between the purchase price and the amount paid at maturity represents interest on the zero coupon security. Investors must wait until maturity to receive interest and principal, which increases the market and credit risks of a zero coupon security.

    There are many forms of zero coupon securities. Some are issued at a discount and are referred to as zero coupon or capital appreciation bonds. Others are created from interest bearing bonds by separating the right to receive the bond's coupon payments from the right to receive the bond's principal due at maturity, a process known as coupon stripping. Treasury STRIPs, IOs and POs are the most common forms of stripped zero coupon securities. In addition, some securities give the issuer the option to deliver additional securities in place of cash interest payments, thereby increasing the amount payable at maturity. These are referred to as pay-in-kind or PIK securities.

    MORTGAGE RELATED ASSET BACKED SECURITIES

    Asset backed securities are payable from pools of obligations other than mortgages. Most asset backed securities involve consumer or commercial debts. The Portfolio will purchase only mortgage-related asset backed securities such as home equity loans, second mortgages and manufactured housing obligations. Asset backed securities have PREPAYMENT RISKS. Like CMOs, asset backed securities may be structured like Floaters, Inverse Floaters, IOs and POs.

    Like mortgage backed securities, asset backed securities may be issued by a private entity and, although these securities must be rated investment grade, they present CREDIT RISK.

    CREDIT ENHANCEMENT

    Credit enhancement consists of an arrangement in which a company agrees to pay amounts due on a fixed income security if the issuer defaults. In some cases the company providing credit enhancement makes all payments directly to the security holders and receives reimbursement from the issuer. Normally, the credit enhancer has greater financial resources and liquidity than the issuer. For this reason, the Adviser usually evaluates the credit risk of a fixed income security based solely upon its credit enhancement.

    Common types of credit enhancement include guarantees, letters of credit, bond insurance and surety bonds. Credit enhancement also includes arrangements where securities or other liquid assets secure payment of a fixed income security. If a default occurs, these assets may be sold and the proceeds paid to security's holders. Either form of credit enhancement reduces credit risks by providing another source of payment for a fixed income security.

DERIVATIVE CONTRACTS

Derivative contracts are financial instruments that require payments based upon changes in the values of designated (or underlying) securities, currencies, commodities, financial indices or other assets. Some derivative contracts (such as futures, forwards and options) require payments relating to a future trade involving the underlying asset. Other derivative contracts (such as swaps) require payments relating to the income or returns from the underlying asset. The other party to a derivative contract is referred to as a counterparty.

Many derivative contracts are traded on securities or commodities exchanges. In this case, the exchange sets all the terms of the contract except for the price. Investors make payments due under their contracts through the exchange. Most exchanges require investors to maintain margin accounts through their brokers to cover their potential obligations to the exchange. Parties to the contract make (or collect) daily payments to the margin accounts to reflect losses (or gains) in the value of their contracts. This protects investors against potential defaults by the counterparty. Trading contracts on an exchange also allows investors to close out their contracts by entering into offsetting contracts.

For example, the Portfolio could close out an open contract to buy an asset at a future date by entering into an offsetting contract to sell the same asset on the same date. If the offsetting sale price is more than the original purchase price, the Portfolio realizes a gain; if it is less, the Portfolio realizes a loss. Exchanges may limit the amount of open contracts permitted at any one time. Such limits may prevent the Portfolio from closing out a position. If this happens, the Portfolio will be required to keep the contract open (even if it is losing money on the contract), and to make any payments required under the contract (even if it has to sell portfolio securities at unfavorable prices to do so). Inability to close out a contract could also harm the Portfolio by preventing it from disposing of or trading any assets it has been using to secure its obligations under the contract.

The Portfolio may trade in the following types of derivative contracts:

    FUTURES CONTRACTS

    Futures contracts provide for the future sale by one party and purchase by another party of a specified amount of an underlying asset at a specified price, date, and time. Entering into a contract to buy an underlying asset is commonly referred to as buying a contract or holding a long position in the asset. Entering into a contract to sell an underlying asset is commonly referred to as selling a contract or holding a short position in the asset. Futures contracts are considered to be commodity contracts.

    The Portfolio may buy/sell financial futures contracts.

    OPTIONS

    Options are rights to buy or sell an underlying asset for a specified price (the exercise price) during, or at the end of, a specified period. A call option gives the holder (buyer) the right to buy the underlying asset from the seller (writer) of the option. A put option gives the holder the right to sell the underlying asset to the writer of the option. The writer of the option receives a payment, or premium, from the buyer, which the writer keeps regardless of whether the buyer uses (or exercises) the option.

    The Portfolio may:

o Buy put options on financial futures contracts in anticipation of a decrease in the value of the underlying asset; and

o       Buy or write options to close out existing options positions.


    The Portfolio may also write call options on financial futures contracts to generate income from premiums, and in anticipation of a decrease or only limited increase in the value of the underlying asset. If a call written by the Portfolio is exercised, the Portfolio foregoes any possible profit from an increase in the market price of the underlying asset over the exercise price plus the premium received.

    When the Portfolio writes options on futures contracts, it will be subject to margin requirements similar to those applied to futures contracts.

    SWAPS

    Swaps are contracts in which two parties agree to pay each other (swap) the returns derived from underlying assets with differing characteristics. Most swaps do not involve the delivery of the underlying assets by either party, and the parties might not own the assets underlying the swap. The payments are usually made on a net basis so that, on any given day, the Portfolio would receive (or pay) only the amount by which its payment under the contract is less than (or exceeds) the amount of the other party's payment. Swap agreements are sophisticated instruments that can take many different forms, and are known by a variety of names including caps, floors, and collars. Common swap agreements that the Portfolio may use include:

        INTEREST RATE SWAPS

        Interest rate swaps are contracts in which one party agrees to make regular payments equal to a fixed or floating interest rate times a stated principal amount of fixed income securities, in return for payments equal to a different fixed or floating rate times the same principal amount, for a specific period. For example, a $10 million LIBOR swap would require one party to pay the equivalent of the London Interbank Offer Rate of interest (which fluctuates) on $10 million principal amount in exchange for the right to receive the equivalent of a stated fixed rate of interest on $10 million principal amount.

        CAPS AND FLOORS

        Caps and Floors are contracts in which one party agrees to make payments only if an interest rate or index goes above (Cap) or below (Floor) a certain level in return for a fee from the other party.

REVERSE REPURCHASE AGREEMENTS

Reverse repurchase agreements are repurchase agreements in which the Portfolio is the seller (rather than the buyer) of the securities, and agrees to repurchase them at an agreed upon time and price. A reverse repurchase agreement may be viewed as a type of borrowing by the Portfolio. Reverse repurchase agreements are subject to CREDIT RISKS. In addition, reverse repurchase agreements create LEVERAGE RISKS because the Portfolio must repurchase the underlying security at a higher price, regardless of the market value of the security at the time of repurchase.

SECURITIES OF OTHER INVESTMENT COMPANIES

The Portfolio may invest its assets in securities of other investment companies, as an efficient means of carrying out its investment policies and managing its uninvested cash. It should be noted that investment companies incur certain expenses, such as management fees, and, therefore, any investment by the Portfolio in shares of other investment companies may be subject to such duplicate expenses. The Portfolio will limit its investment in other investment companies to not more than 3% of the total outstanding voting stock of any investment company, will invest no more than 5% of its total assets in any one investment company, and will invest no more than 10% of its total assets in investment companies in general.

INVESTMENT RISKS

There are many factors which may effect an investment in the Portfolio. The Portfolio's principal risks are described in Part A. Risk factors of the acceptable investments listed above are as follows.

BOND MARKET RISKS

o Prices of fixed income securities rise and fall in response to interest rate changes for similar securities. Generally, when interest rates rise, prices of fixed income securities fall.

o

o Interest rate changes have a greater effect on the price of fixed income securities with longer durations. Duration measures the price sensitivity of a fixed income security to changes in interest rates.

o

CREDIT RISKS

o Credit risk is the possibility that an issuer will default on a security by failing to pay interest or principal when due. If an issuer defaults, the Portfolio will lose money.

o Many fixed income securities receive credit ratings from services such as Standard & Poor's and Moody's Investor Services. These services assign ratings to securities by assessing the likelihood of issuer default. Lower credit ratings correspond to higher credit risk. If a security has not received a rating, the Portfolio must rely entirely upon the Adviser's credit assessment.

o Fixed income securities generally compensate for greater credit risk by paying interest at a higher rate. The difference between the yield of a security and the yield of a U.S. Treasury security with a comparable maturity (the spread) measures the additional interest paid for risk. Spreads may increase generally in response to adverse economic or market conditions. A security's spread may also increase if the security's rating is lowered, or the security is perceived to have an increased credit risk. An increase in the spread will cause the price of the security to decline.

o

o Credit risk includes the possibility that a party to a transaction involving the Portfolio will fail to meet its obligations. This could cause the Portfolio to lose the benefit of the transaction or prevent the Portfolio from selling or buying other securities to implement its investment strategy.

o

LIQUIDITY RISKS

o Trading opportunities are more limited for fixed income securities that have not received any credit ratings, have received ratings below investment grade or are not widely held. These features may make it more difficult to sell or buy a security at a favorable price or time. Consequently, the Portfolio may have to accept a lower price to sell a security, sell other securities to raise cash or give up an investment opportunity, any of which could have a negative effect on the Portfolio's performance. Infrequent trading of securities may also lead to an increase in their price volatility.

o Liquidity risk also refers to the possibility that the Portfolio may not be able to sell a security or close out a derivative contract when it wants to. If this happens, the Portfolio will be required to continue to hold the security or keep the position open, and the Portfolio could incur losses.

o

SECTOR RISKS

o A substantial part of the Portfolio's portfolio may be comprised of securities issued or credit enhanced by companies in similar businesses, or with other similar characteristics. As a result, the Portfolio will be more susceptible to any economic, business, political, or other developments which generally affect these issuers.

LEVERAGE RISKS

o Leverage risk is created when an investment exposes the Portfolio to a level of risk that exceeds the amount invested. Changes in the value of such an investment magnify the Portfolio's risk of loss and potential for gain.

o    The  Portfolio  may  invest in  instruments  whose  returns  are based on a
     multiple  of  a  specified  index,  security,  or  other  benchmark.   Such
     performance multiplication may increase leverage risks.

INVESTMENT LIMITATIONS

SELLING SHORT AND BUYING ON MARGIN

The Portfolio will not sell any securities short or purchase any securities on margin, but may obtain such short-term credits as may be necessary for clearance of purchases and sales of portfolio securities.

ISSUING SENIOR SECURITIES

The Portfolio will not issue senior securities, except as permitted by its investment objective and policies.

BORROWING MONEY

The Portfolio will not borrow money, except to the extent permitted under the 1940 Act (which currently limits borrowings to no more than 33 1/3% of the value of the Portfolio's total assets). For purposes of this investment restriction, the entry into options, futures contracts and dollar roll transactions shall not constitute borrowing.

PLEDGING ASSETS

The Portfolio will not mortgage, pledge, or hypothecate any assets except to secure permitted borrowings. In those cases, it may mortgage, pledge or hypothecate assets having a market value not exceeding the lesser of the dollar amounts borrowed or 15% of the value of its total assets at the time of borrowing.

CONCENTRATION OF INVESTMENTS

The Portfolio will not purchase securities if, as a result of such purchase, 25% or more of its total assets would be invested in any one industry. However, the Portfolio may at any time invest 25% or more of its assets in cash or cash items and securities issued and/or guaranteed by the U.S. government, its agencies or instrumentalities.

INVESTING IN COMMODITIES

The Portfolio will not purchase or sell commodities, commodity contracts, or commodity futures contracts except to the extent that the Portfolio may engage in transactions involving futures contracts and related options.

INVESTING IN REAL ESTATE

The Portfolio will not purchase or sell real estate, although it may invest in securities of companies whose business involves the purchase or sale of real estate or in securities secured by real estate or interests in real estate.

LENDING CASH OR SECURITIES

The Portfolio will not lend any of its assets, except portfolio securities up to one-third of its total assets. This shall not prevent the Portfolio from purchasing or holding corporate or U.S. government bonds, debentures, notes, certificates of indebtedness or other debt securities of an issuer, entering into repurchase agreements, or engaging in other transactions which are permitted by the Portfolio's investment objective and policies or the Trust's Declaration of Trust.

UNDERWRITING

     The Portfolio will not underwrite any issue of securities, except as it may be deemed to be an underwriter under the Securities Act of 1933 in connection with the sale of securities in accordance with its investment objective, policies, and limitations.

DIVERSIFICATION OF INVESTMENTS

With respect to 75% of its total assets, the Portfolio will not purchase the securities of any one issuer (other than cash, cash items, or securities issued and/or guaranteed by the U.S. government, its agencies or instrumentalities, and repurchase agreements collateralized by such securities) if, as a result, more than 5% of its total assets would be invested in the securities of that issuer. Also, the Portfolio will not purchase more than 10% of any class of the outstanding voting securities of any one issuer. For these purposes, the Portfolio considers common stock and all preferred stock of an issuer each as a single class, regardless of priorities, series, designations, or other differences.

The above limitations cannot be changed unless authorized by the "vote of a majority of its outstanding voting securities," as defined by the Investment Company Act. The following limitations, however, may be changed by the Trustees without shareholder approval. Shareholders will be notified before any material change in these limitations becomes effective.

RESTRICTED AND ILLIQUID SECURITIES

The Portfolio will not invest more than 15% of its total assets in illiquid securities, including repurchase agreements providing for settlement in more than seven days after notice and certain restricted securities not determined by the Trustees to be liquid.

Except with respect to borrowing money, if a percentage limitation is adhered to at the time of investment, a later increase or decrease in percentage resulting from any change in value of total or net assets will not result in a violation of such restriction.

The Portfolio has no present intention to borrow money in excess of 5% of the value of its net assets during the coming fiscal year.

MANAGEMENT OF THE TRUST

BOARD OF TRUSTEES, MANAGEMENT INFORMATION, COMPENSATION

The Board is responsible for managing the Trust's business affairs and for exercising all the Trust's powers except those reserved for the shareholders. Information about each Board member is provided below and includes each person's: name, address, birthdate, present position(s) held with the Trust, principal occupations for the past five years and other notable positions held, total compensation received as a Trustee from the Trust for its most recent fiscal year, and the total compensation received from the Federated Fund Complex for the most recent calendar year. The Trust is comprised of two portfolios and the Federated Fund Complex is comprised of 54 investment companies, whose investment advisers are affiliated with the Portfolio's Adviser.

An asterisk (*) denotes a Trustee who is deemed to be an interested person as defined in the Investment Company Act of 1940. The following symbol (#) denotes a Member of the Board's Executive Committee, which handles the Board's responsibilities between its meetings.




NAME                                                                                               TOTAL
BIRTHDATE                                                                      AGGREGATE        COMPENSATION
ADDRESS                      PRINCIPAL OCCUPATIONS                            COMPENSATION     FROM TRUST AND
POSITION WITH TRUST          FOR PAST 5 YEARS                                  FROM TRUST       FUND COMPLEX


JOHN F. DONAHUE*+            Chief Executive Officer and Director or               $0         $0 for the
                             Trustee of the Federated Fund Complex;                           Trust and 54
Birthdate: July 28, 1924     Chairman and Director, Federated Investors,                      other
Federated Investors          Inc.; Chairman and Trustee, Federated                            investment
Tower                        Advisers, Federated Management, and                              companies in
1001 Liberty Avenue          Federated Research; Chairman and Director,                       the Fund
Pittsburgh, PA               Federated Research Corp., and Federated                          Complex
CHAIRMAN AND TRUSTEE         Global Research Corp.; Chairman, Passport
                             Research, Ltd.

--------------------------
THOMAS G. BIGLEY             Director or Trustee of the Federated Fund             $0         $113,860.22 for
Birthdate: February 3,       Complex; Director, Member of Executive                           the Trust/ and
1934                         Committee, Children's Hospital of                                54 other
15 Old Timber Trail          Pittsburgh; formerly: Senior Partner, Ernst                      investment
Pittsburgh, PA               & Young LLP; Director, MED 3000 Group,                           companies in
TRUSTEE                      Inc.; Director, Member of Executive                              the Fund Complex
                             Committee, University of Pittsburgh.

--------------------------
JOHN T. CONROY, JR.          Director or Trustee of the Federated Fund             $0         $125,264.48 for
Birthdate: June 23, 1937     Complex; President, Investment Properties                        the Trust and
Wood/IPC Commercial Dept.    Corporation; Senior Vice President,                              54 other
John R. Wood Associates,     John R. Wood and Associates, Inc.,                               investment
Inc. Realtors                Realtors; Partner or Trustee in private                          companies in
3255 Tamiami Trial North     real estate ventures in Southwest Florida;                       the Fund Complex
Naples, FL                   formerly: President, Naples Property
TRUSTEE                      Management, Inc. and Northgate Village
                             Development Corporation.

--------------------------
NICHOLAS CONSTANTAKIS        Director or Trustee of the Federated Fund             $0         $47,958.02 for
Birthdate: September 3,      Complex; formerly: Partner, Andersen                             the Trust and
1939                         Worldwide SC.                                                    29 other
175 Woodshire Drive                                                                           investment
Pittsburgh, PA                                                                                companies in
TRUSTEE                                                                                       the Fund Complex
--------------------------
WILLIAM J. COPELAND          Director or Trustee of the Federated Fund             $0         $125,264.48for
Birthdate: July 4, 1918      Complex; Director and Member of the                              the Trust and
One PNC Plaza-23rd Floor     Executive Committee, Michael Baker, Inc.;                        54 other
Pittsburgh, PA               formerly: Vice Chairman and Director, PNC                        investment
TRUSTEE                      Bank, N.A., and PNC Bank Corp.; Director,                        companies
                             Ryan Homes, Inc.                                                 in the Fund
                                                                                              Complex

                             Previous Positions: Director, United
                             Refinery; Director, Forbes Fund; Chairman,
                             Pittsburgh Foundation; Chairman, Pittsburgh

                             Civic Light Opera.

--------------------------
JOHN F. CUNNINGHAM           Director or Trustee of some of the                    $0         $0 for the
Birthdate: March 5, 1943     Federated Funds; Chairman, President and                         Trust and 26
353 El Brillo Way            Chief Executive Officer, Cunningham & Co.,                       other
Palm Beach, FL               Inc. ; Trustee Associate, Boston College;                        investment
TRUSTEE                      Director, EMC Corporation; formerly:                             companies in
                             Director, Redgate Communications.                                the Fund Complex

                             Previous Positions: Chairman of the Board and Chief Executive Officer, Computer
                             Consoles, Inc.; President and Chief
                             Operating Officer, Wang Laboratories;
                             Director, First National Bank of Boston;
                             Director, Apollo Computer, Inc.

--------------------------
LAWRENCE D. ELLIS, M.D.*     Director or Trustee of the Federated Fund             $0         $113,860.22 for
Birthdate: October 11,       Complex; Professor of Medicine, University                       the Trust and
1932                         of Pittsburgh; Medical Director, University                      54 other
3471 Fifth Avenue            of Pittsburgh Medical Center - Downtown;                         investment
Suite 1111                   Hematologist, Oncologist, and Internist,                         companies in
Pittsburgh, PA               University of Pittsburgh Medical Center;                         the Fund Complex
TRUSTEE                      Member, National Board of Trustees,
                             Leukemia Society of America.

--------------------------
PETER E. MADDEN              Director or Trustee of the Federated Fund             $0         $113,860.22 for
Birthdate: March 16, 1942    Complex; formerly: Representative,                               the Trust and
One Royal Palm Way           Commonwealth of Massachusetts General                            54 other
100 Royal Palm Way           Court; President, State Street Bank and                          investment
Palm Beach, FL               Trust Company and State Street Corporation.                      companies in
TRUSTEE                                                                                       the Fund Complex
                             Previous Positions: Director, VISA USA and
                             VISA International; Chairman and Director,
                             Massachusetts Bankers Association;
                             Director, Depository Trust Corporation.

--------------------------
CHARLES F. MANSFIELD, JR.    Director or Trustee of some of the                    $0         $0 for the
                             Federated Funds; Management Consultant.                          Trust and 25
Birthdate: April 10, 1945                                                                     other
80 South Road                                                                                 investment
Westhampton Beach, NY        Previous Positions: Chief Executive                              companies in
TRUSTEE                      Officer, PBTC International Bank; Chief                          the Fund Complex

                             Financial Officer of Retail Banking Sector, Chase
                             Manhattan Bank; Senior Vice President, Marine
                             Midland Bank; Vice President, Citibank; Assistant
                             Professor of Banking and Finance, Frank G. Zarb
                             School of Business, Hofstra University.

--------------------------
JOHN E. MURRAY, JR.,         Director or Trustee of the Federated Fund             $0         $113,860.22 for
J.D., S.J.D.                 Complex; President, Law Professor, Duquesne                      the Trust and
Birthdate: December 20,      University; Consulting Partner, Mollica &                        54 other
1932                         Murray.                                                          investment
President, Duquesne                                                                           companies in
University                   Previous Positions: Dean and Professor of                        the Fund Complex
Pittsburgh, PA               Law, University of Pittsburgh School of
TRUSTEE                      Law; Dean and Professor of Law, Villanova
                             University School of Law.

--------------------------
MARJORIE P. SMUTS            Director or Trustee of the Federated Fund             $0         $113,860.22 for
Birthdate: June 21, 1935     Complex; Public                                                  the Trust and
4905 Bayard Street           Relations/Marketing/Conference Planning.                         54 other
Pittsburgh, PA                                                                                investment
TRUSTEE                      Previous Positions: National Spokesperson,                       companies in
                             Aluminum Company of America; business owner.                     the Fund Complex

JOHN S. WALSH                Director or Trustee of some of the                    $0         $0 for the
Birthdate: November 28,      Federated Funds; President and Director,                         Trust and
1957                         Heat Wagon, Inc.; President and Director,                        22 other
2007 Sherwood Drive          Manufacturers Products, Inc.; President,                         investment
Valparaiso, IN               Portable Heater Parts, a division of                             companies in
TRUSTEE                      Manufacturers Products, Inc.; Director,                          the Fund Complex
                             Walsh & Kelly, Inc.; formerly: Vice
                             President, Walsh & Kelly, Inc.

J. CHRISTOPHER DONAHUE+      President or Executive Vice President of              $0         $0 for the
                             the Federated Fund Complex; Director or                          Trust and

Birthdate: April 11, 1949    Trustee of some of the Funds in the                              16 other
Federated Investors Tower    Federated Fund Complex; President and                            investment
1001 Liberty Avenue          Director, Federated Investors, Inc.;                             companies in
Pittsburgh, PA               President and Trustee, Federated Advisers,                       the Fund Complex
PRESIDENT                    Federated Management, and Federated

                             Research; President and Director, Federated
                             Research Corp. and Federated Global
                             Research Corp.; President, Passport
                             Research, Ltd.; Trustee, Federated
                             Shareholder Services Company; Director,
                             Federated Services Company.




EDWARD C. GONZALES           Trustee or Director of some of the Funds in           $0         $0 for the
                             the Federated Fund Complex; President,                           Trust and

Birthdate: October 22,       Executive Vice President and Treasurer of                        1 other
1930                         some of the Funds in the Federated Fund                          investment
Federated Investors Tower    Complex; Vice Chairman, Federated                                companies
1001 Liberty Avenue          Investors, Inc.; Vice President, Federated                       in the Fund
Pittsburgh, PA               Advisers, Federated Management, Federated                        Complex

EXECUTIVE VICE PRESIDENT     Research, Federated Research Corp.,
                             Federated Global Research Corp. and
                             Passport Research, Ltd.; Executive Vice
                             President and Director, Federated
                             Securities Corp.; Trustee, Federated
                             Shareholder Services Company.

JOHN W. MCGONIGLE            Executive Vice President and Secretary of             $0         $0 for the
Birthdate: October 26,       the Federated Fund Complex; Executive Vice                       Trust and
1938                         President, Secretary, and Director,                              54 other
Federated Investors Tower    Federated Investors, Inc.; Trustee,                              investment
1001 Liberty Avenue          Federated Advisers, Federated Management,                        companies in
Pittsburgh, PA               and Federated Research; Director, Federated                      the Fund Complex
EXECUTIVE VICE PRESIDENT     Research Corp. and Federated Global
AND SECRETARY                Research Corp.; Director, Federated

                             Services Company; Director, Federated
                             Securities Corp.

RICHARD J. THOMAS            Treasurer of the Federated Fund Complex;              $0         $0 for the
Birthdate:  June 17, 1954    Vice President - Funds Financial Services                        Trust and
Federated Investors Tower    Division, Federated Investors, Inc.;                             54 other
1001 Liberty Avenue          Formerly: various management positions                           investment
Pittsburgh, PA               within Funds Financial Services Division of                      companies in
TREASURER                    Federated Investors, Inc.                                        the Fund Complex
RICHARD B. FISHER            President or Vice President of some of the            $0         $0 for the
                             Funds in the Federated Fund Complex;                             Trust and

Birthdate: May 17, 1923      Director or Trustee of some of the Funds in                      6 other
Federated Investors Tower    the Federated Fund Complex; Executive Vice                       investment
1001 Liberty Avenue          President, Federated Investors, Inc.;                            companies in
Pittsburgh, PA               Chairman and Director, Federated Securities                      the Fund Complex

VICE PRESIDENT               Corp.

MARK E. DURBIANO             Mark E. Durbiano is a Vice President of the           $0         $0 for the
                             Trust. Mr. Durbiano joined Federated                             Trust and
Birthdate: September 21,     Investors, Inc. in 1982 and has been a                           no other
1959                         Senior Portfolio Manager and a Senior Vice                       investment
Federated Investors Tower    President of the Portfolio's investment                          companies in
1001 Liberty Avenue          adviser since 1996. From 1998 through 1995,                      the Fund Complex
Pittsburgh, PA               Mr. Durbiano was a Portfolio Manager and a
VICE PRESIDENT               Vice President of the Portfolio's Adviser.
                             Mr. Durbiano is a Chartered Financial
                             Analyst and received his M.B.A. in Finance
                             from the University of Pittsburgh.

J. THOMAS MADDEN             Chief Investment Officer of this Fund and             $0         $0 for the
Birthdate: October 22,       various other Funds in the Federated Fund                        Trust and
1945                         Complex; Executive Vice President,                               12 other
Federated Investors Tower    Federated Investment Counseling, Federated                       investment
1001 Liberty Avenue          Global Research Corp., Federated Advisers,                       companies in
Pittsburgh, PA               Federated Management, Federated Research,                        the Fund Complex
CHIEF INVESTMENT OFFICER     and Passport Research, Ltd.; Vice

                             President, Federated Investors, Inc.;

                             Formerly: Executive Vice President and
                             Senior Vice President, Federated Investment
                             Counseling Institutional Portfolio
                             Management Services Division; Senior Vice
                             President, Federated Research Corp.,
                             Federated Advisers, Federated Management,
                             Federated Research, and Passport Research,
                             Ltd.

+ Mr. Donahue is the father of J. Christopher Donahue, President of the Trust.

As of February 1, 1999 the Portfolio's Board and Officers as a group owned less than 1% of the Portfolio's outstanding Shares.

INVESTMENT ADVISORY AND OTHER SERVICES

INVESTMENT ADVISER

     The Adviser conducts investment research and makes investment decisions for the Portfolio. The Adviser is a wholly-owned subsidiary of Federated Investors, Inc. (Federated).

The Adviser shall not be liable to the Trust or any Portfolio shareholder for any losses that may be sustained in the purchase, holding, or sale of any security or for anything done or omitted by it, except acts or omissions involving willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties imposed upon it by its contract with the Trust.

The Adviser will provide investment advisory services at no fee.

PRINCIPAL UNDERWRITER

The Portfolio's placement agent is Federated Securities Corp., located at Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, PA 15222-3779.

ADMINISTRATOR

Federated Services Company, a subsidiary of Federated, provides administrative personnel and services (including certain legal and financial reporting services) necessary to operate the Portfolio. Federated Services Company provides these services at the following annual rate of the average daily net assets of all Federated Funds as specified below:

        MAXIMUM               AVERAGE AGGREGATE DAILY NET
   ADMINISTRATIVE FEE     ASSETS OF THE FEDERATED FUNDS

      0.150 of 1%           on the first $250 million
-------------------------
      0.125 of 1%            on the next $250 million
-------------------------
      0.100 of 1%            on the next $250 million
-------------------------
      0.075 of 1%          on assets in excess of $750
                                     million

-------------------------

Federated Services Company also provides certain accounting and recordkeeping services with respect to the Portfolio's portfolio investments for a fee based on Portfolio assets plus out-of-pocket expenses.

Federated Services Company will voluntarily waive all or a portion of the administrative fee paid by the Portfolio. Federated Services Company may terminate this voluntary waiver at any time.

CUSTODIAN

State Street Bank and Trust Company, Boston, Massachusetts, is custodian for the securities and cash of the Portfolio.

TRANSFER AGENT AND DIVIDEND DISBURSING AGENT

Federated Services Company, through its registered transfer agent subsidiary, Federated Shareholder Services Company, maintains all necessary shareholder records. The Portfolio pays the transfer agent a fee based on the size, type and number of accounts and transactions made by shareholders.

INDEPENDENT AUDITOR

Ernst & Young LLP is the independent auditor for the Portfolio.

BROKERAGE ALLOCATION AND OTHER PRACTICES

BROKERAGE TRANSACTIONS

When selecting brokers and dealers to handle the purchase and sale of portfolio instruments, the Adviser looks for prompt execution of the order at a favorable price. The Adviser will generally use those who are recognized dealers in specific portfolio instruments, except when a better price and execution of the order can be obtained elsewhere. The Adviser may select brokers and dealers based on whether they also offer research services (as described below). In selecting among firms believed to meet these criteria, the Adviser may give consideration to those firms which have sold or are selling Shares of the Portfolio and other funds distributed by the Distributor and its affiliates. The Adviser makes decisions on portfolio transactions and selects brokers and dealers subject to review by the Portfolio's Board.

RESEARCH SERVICES

Research services may include advice as to the advisability of investing in securities; security analysis and reports; economic studies; industry studies; receipt of quotations for portfolio evaluations; and similar services. Research services may be used by the Adviser or by affiliates of Federated in advising other accounts. To the extent that receipt of these services may replace services for which the Adviser or its affiliates might otherwise have paid, it would tend to reduce their expenses. The Adviser and its affiliates exercise reasonable business judgment in selecting those brokers who offer brokerage and research services to execute securities transactions. They determine in good faith that commissions charged by such persons are reasonable in relationship to the value of the brokerage and research services provided.

Investment decisions for the Portfolio are made independently from those of other accounts managed by the Adviser. When the Portfolio and one or more of those accounts invests in, or disposes of, the same security, available investments or opportunities for sales will be allocated among the Portfolio and the account(s) in a manner believed by the Adviser to be equitable. While the coordination and ability to participate in volume transactions may benefit the Portfolio, it is possible that this procedure could adversely impact the price paid or received and/or the position obtained or disposed of by the Portfolio.

CAPITAL STOCK AND OTHER SECURITIES

CAPITAL STOCK

Holders of the Portfolio's shares of beneficial interest will have equal rights to participate in distributions made by the Portfolio, equal rights to the Portfolio's assets upon dissolution and equal voting rights; the Portfolio does not allow cumulative voting. Investors will have no preemptive or other right to subscribe to any additional shares of beneficial interest or other securities issued by the Trust. Shares may be redeemed at any time at NAV with no charge.

MASSACHUSETTS PARTNERSHIP LAW

Under certain circumstances, shareholders may be held personally liable as partners under Massachusetts law for obligations of the Trust. To protect its shareholders, the Trust has filed legal documents with Massachusetts that expressly disclaim the liability of its shareholders for acts or obligations of the Trust.

In the unlikely event a shareholder is held personally liable for the Trust obligations, the Trust is required by the Declaration of Trust to use its property to protect or compensate the shareholder. On request, the Trust will defend any claim made and pay any judgment against a shareholder for any act or obligation of the Trust. Therefore, financial loss resulting from liability as a shareholder will occur only if the Trust itself cannot meet its obligations to indemnify shareholders and pay judgments against them.

SHAREHOLDER INFORMATION

     Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act.



OFFERING PRICE

The Portfolio's net asset value (NAV) per Share fluctuates and is based on the market value of all securities and other assets of the Portfolio.

Market values of the Portfolio's portfolio securities are determined as follows:

o for bonds and other fixed income securities, at the last sale price on a national securities exchange, if available, otherwise, as determined by an independent pricing service;

o for short-term obligations, according to the mean between bid and asked prices as furnished by an independent pricing service, except that short-term obligations with remaining maturities of less than 60 days at the time of purchase may be valued at amortized cost or at fair market value as determined in good faith by the Board; and

o for all other securities, at fair value as determined in good faith by the Board.


Prices provided by independent pricing services may be determined without relying exclusively on quoted prices and may consider: institutional trading in similar groups of securities, yield, quality, stability, risk, coupon rate, maturity, type of issue, trading characteristics, and other market data or factors. From time to time, when prices cannot be obtained from an independent pricing service, securities may be valued based on quotes from broker-dealers or other financial institutions that trade the securities.

The Portfolio values futures contracts and options at their market values established by the exchanges on which they are traded at the close of trading on such exchanges. The Board may determine in good faith that another method of valuing such investments is necessary to appraise their fair market value.

REDEMPTION IN KIND

Although the Portfolio intends to pay Share redemptions in cash, it reserves the right, as described below, to pay the redemption price in whole or in part by a distribution of the Portfolio's portfolio securities.

Because the Portfolio has elected to be governed by Rule 18f-1 under the Investment Company Act of 1940, the Portfolio is obligated to pay Share redemptions to any one shareholder in cash only up to the lesser of $250,000 or 1% of the net assets represented by such Share class during any 90-day period.

Any Share redemption payment greater than this amount will also be in cash unless the Portfolio's Board determines that payment should be in kind. In such a case, the Portfolio will pay all or a portion of the remainder of the redemption in portfolio securities, valued in the same way as the Portfolio determines its NAV. The portfolio securities will be selected in a manner that the Portfolio's Board deems fair and equitable and, to the extent available, such securities will be readily marketable.

Redemption in kind is not as liquid as a cash redemption. If redemption is made in kind, shareholders receiving the portfolio securities and selling them before their maturity could receive less than the redemption value of the securities and could incur certain transaction costs.

TAXATION OF THE PORTFOLIO

The Portfolio intends to meet requirements of Subchapter M of the Internal Revenue Code applicable to regulated investment companies. If these requirements are not met, it will not receive special tax treatment and will pay federal income tax.

FINANCIAL STATEMENTS

Investors of record will receive annual reports audited by the Portfolio's independent auditor and unaudited semi-annual reports.

APPENDIX

STANDARD AND POOR'S LONG-TERM DEBT RATING DEFINITIONS

AAA--Debt rated AAA has the highest rating assigned by Standard & Poor's. Capacity to pay interest and repay principal is extremely strong.

AA--Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the higher rated issues only in small degree.

A--Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

BBB--Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.

BB--Debt rated BB has less near-term, vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments. The BB rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BBB-rating.

B--Debt rated B has a greater vulnerability to default but currently has the capacity to meet interest payments and principal repayments. Adverse business, financial, or economic conditions will likely impair capacity or willingness to pay interest and repay principal. The B rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BB or BB-rating.

CCC--Debt rated CCC has a currently identifiable vulnerability to default, and is dependent upon favorable business, financial, and economic conditions to meet timely payment of interest and repayment of principal. In the event of adverse business, financial, or economic conditions, it is not likely to have the capacity to pay interest and repay principal. The CCC rating category is also used for debt subordinated to senior debt that is assigned an actual or implied B or B-rating.

CC--The rating CC typically is applied to debt subordinated to senior debt that is assigned an actual or implied CCC debt rating.

C--The rating C typically is applied to debt subordinated to senior debt which is assigned an actual or implied CCC-debt rating. The C rating may be used to cover a situation where a bankruptcy petition has been filed, but debt service payments are continued.

MOODY'S INVESTORS SERVICE, INC. LONG-TERM BOND RATING DEFINITIONS

AAA--Bonds which are rated AAA are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as gilt edged. Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

AA--Bonds which are rated AA are judged to be of high quality by all standards. Together with the AAA group, they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in AAA securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in AAA securities.

A--Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

BAA--Bonds which are rated BAA are considered as medium grade obligations, (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

BA--Bonds which are BA are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B--Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

CAA--Bonds which are rated CAA are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

CA--Bonds which are rated CA represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C--Bonds which are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

FITCH IBCA, INC. LONG-TERM DEBT RATING DEFINITIONS

AAA--Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

AA--Bonds considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated AAA. Because bonds rated in the AAA and AA categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issuers is generally rated F-1+.

A--Bonds considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

BBB--Bonds considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds, and therefore impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

BB--Bonds are considered speculative. The obligor's ability to pay interest and repay principal may be affected over time by adverse economic changes. However, business and financial alternatives can be identified which could assist the obligor in satisfying its debt service requirements.

B--Bonds are considered highly speculative. While bonds in this class are currently meeting debt service requirements, the probability of continued timely payment of principal and interest reflects the obligor's limited margin of safety and the need for reasonable business and economic activity throughout the life of the issue.

CCC--Bonds have certain identifiable characteristics which, if not remedied, may lead to default. The ability to meet obligations requires an advantageous business and economic environment.

CC--Bonds are minimally protected. Default in payment of interest and/or principal seems probable over time.

C--Bonds are imminent default in payment of interest or principal.

ADDRESSES

FEDERATED MORTGAGE CORE PORTFOLIO

Federated Investors Funds
5800 Corporate Drive
Pittsburgh, PA 15237-7000

PLACEMENT AGENT

Federated Securities Corp.
Federated Investors Tower
1001 Liberty Avenue,
Pittsburgh, PA 15222-3779

INVESTMENT ADVISER

Federated Research Corp.
Federated Investors Tower
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

CUSTODIAN

State Street Bank and Trust Company
P.O. Box 8600

Boston, MA 02266-8600

TRANSFER AGENT AND DIVIDEND DISBURSING AGENT

Federated Shareholder Services Company
P.O. Box 8600

Boston, MA 02266-8600

INDEPENDENT PUBLIC ACCOUNTANTS

Ernst & Young LLP
200 Clarendon Street
Boston, MA 02116-5072

(2/99)

PART C.      OTHER INFORMATION.

ITEM 23.       FINANCIAL STATEMENTS AND EXHIBITS:

                       (a) Conformed copy of of Declaration of Trust of the Registrant; 1
                       (b)   Copy of By-Laws of the Registrant; 1
                       (c)   Not applicable;
                       (d) Conformed copy of Investment Advisory Contract of the Registrant; 2
                       (e)   Conformed copy of Placement Agent Agreement ; 2
                       (f)   Not applicable;
                       (g) Conformed copy of Custodian Agreement of the Registrant; 1
                       (h) Conformed copy of Agreement for Fund Accounting Services, Administrative Services, Shareholder Transfer Agency Services and Custody Services Procurement ; 2

                      (i)    Not applicable;
                      (j)    Not applicable;
                      (k)    Not applicable;

                      (l) Form of Written Assurances from Initial Shareholders; 2 (m) Not applicable; (n) Not applicable; (o) Not applicable; (p) Conformed Copy of Power of Attorney; 1

--------------------------------
+ Exhibits have been filed electronically.

1. Response is incorporated by reference to Registrant's Initial Registration Statement on Form N-1A filed December 30, 1997 (File No. 811-08519).

2. Response is incorporated by reference to Registrant's Amandement No. 1 on Form N-1A filed (File No. 811-08519).

ITEM 24.       PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

               None

ITEM 25.       INDEMNIFICATION:

               Indemnification is provided to Officers and Trustees of the Registrant pursuant to Section 2 of Article XII of Registrant's Declaration of Trust. The Investment Advisory Contract between the Registrant and Federated Research Corp. ("Adviser") provides that, in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the obligations or duties under the Investment Advisory Contract on the part of Adviser, Adviser shall not be liable to the Registrant or to any shareholder for any act or omission in the course of or connected in any way with rendering services or for any losses that may be sustained in the purchase, holding, or sale of any security. Registrant's Trustees and Officers are covered by an Investment Trust Errors and Omissions Policy.

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Trustees, Officers, and controlling persons of the Registrant by the Registrant pursuant to the Declaration of Trust or otherwise, the Registrant is aware that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and, therefore, is unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by Trustees), Officers, or controlling persons of the Registrant in connection with the successful defense of any act, suit, or proceeding) is asserted by such Trustees, Officers, or controlling persons in connection with the shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

               Insofar as indemnification for liabilities may be permitted pursuant to Section 17 of the Investment Company Act of 1940 for Trustees, Officers, and controlling persons of the Registrant by the Registrant pursuant to the Declaration of Trust or otherwise, the Registrant is aware of the position of the Securities and Exchange Commission as set forth in Investment Company Act Release No. IC-11330. Therefore, the Registrant undertakes that in addition to complying with the applicable provisions of the Declaration of Trust or otherwise, in the absence of a final decision on the merits by a court or other body before which the proceeding was brought, that an indemnification payment will not be made unless in the absence of such a decision, a reasonable determination based upon factual review has been made (i) by a majority vote of a quorum of non-party Trustees who are not interested persons of the Registrant or (ii) by independent legal counsel in a written opinion that the indemnitee was not liable for an act of willful misfeasance, bad faith, gross negligence, or reckless disregard of duties. The Registrant further undertakes that advancement of expenses incurred in the defense of a proceeding (upon undertaking for repayment unless it is ultimately determined that indemnification is appropriate) against an Officer, Trustee, or controlling person of the Registrant will not be made absent the fulfillment of at least one of the following conditions: (i) the indemnitee provides security for his undertaking; (ii) the Registrant is insured against losses arising by reason of any lawful advances; or (iii) a majority of a quorum of disinterested non-party Trustees or independent legal counsel in a written opinion makes a factual determination that there is reason to believe the indemnitee will be entitled to indemnification.

ITEM 26.       BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER:

(a) For a description of the other business of the investment adviser, see the section entitled "Management Organizaton and Capital Structure"in Part A. The affiliations with the Registrant of four of the Trustees and one of the Officers of the investment adviser are included in Part B of this Registration Statement under "Management of the Trust" The remaining Trustee of the investment adviser, his position with the investment adviser, and, in parentheses, his principal occupation is: Mark D. Olson (Partner, Wilson, Halbrook & Bayard), 107 W. Market Street, Georgetown, Delaware 19947.

           The remaining Officers of the investment adviser are:

           Executive Vice Presidents:                 William D. Dawson, III
                                                      Henry A. Frantzen
                                                      J. Thomas Madden

           Senior Vice Presidents:                    Joseph M. Balestrino
                                                      Drew J. Collins
                                                      Jonathan C. Conley
                                                      Deborah A. Cunningham
                                                      Mark E. Durbiano
                                                      Sandra L. McInerney
                                                      Susan M. Nason
                                                      Mary Jo Ochson
                                                      Robert J. Ostrowski

           Vice Presidents:                           Todd A. Abraham
                                                      J. Scott Albrecht
                                                      Arthur J. Barry
                                                      Randall S. Bauer
                                                      David A. Briggs
                                                      Micheal W. Casey
                                                      Kenneth J. Cody
                                                      Alexandre de Bethmann
                                                      Michael P. Donnelly
                                                      Linda A. Duessel
                                                      Donald T. Ellenberger
                                                      Kathleen M. Foody-Malus
                                                      Thomas M. Franks
                                                      Edward C. Gonzales
                                                      James E. Grefenstette
                                                      Susan R. Hill
                                                      Stephen A. Keen
                                                      Robert K. Kinsey
                                                      Robert M. Kowit
                                                      Jeff A. Kozemchak
                                                      Richard J. Lazarchic
                                                      Steven Lehman
                                                      Marian R. Marinack
                                                      Keith J. Sabol
                                                      Frank Semack
                                                      Aash M. Shah
                                                      Christopher Smith
                                                      Tracy P. Stouffer
                                                      Edward J. Tiedge
                                                      Paige M. Wilhelm
                                                      Jolanta M. Wysocka
                                                      Marc Halperin
           Assistant Vice Presidents:                 Nancy J. Belz
                                                      Robert E. Cauley
                                                      Lee R. Cunningham, II
                                                      B. Anthony Delserone, Jr.
                                                      Paul S. Drotch
                                                      Salvatore A. Esposito
                                                      Donna M. Fabiano
                                                      John T. Gentry
                                                      William R. Jamison
                                                      Constantine Kartsonsas
                                                      John C. Kerber
                                                      Grant K. McKay
                                                      Natalie F. Metz
                                                      Joseph M. Natoli
                                                      John Sheehy
                                                      Michael W. Sirianni
                                                      Leonardo A. Vila
                                                      Lori A. Wolff
                                                      Gary Farwell


           Secretary:                                 Stephen A. Keen

           Treasurer:                                 Thomas R. Donahue

           Assistant Secretaries:                     Thomas R. Donahue
                                                      Richard B. Fisher
                                                      Christine I. Newcamp

           Assistant Treasurer:                       Richard B. Fisher

           The business address of each of the Officers of the investment adviser is Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, Pennsylvania 15222-3779. These individuals are also officers of a majority of the investment advisers to the investment companies in the Federated Fund Complex described in Part B of this Registration Statement.

ITEM 27.       PRINCIPAL UNDERWRITERS:

(a) Federated Securities Corp. the Placement Agent for shares of the Registrant, acts as principal underwriter for the following open-end investment companies, including the Registrant:

Automated Government Money Trust; Cash Trust Series II; Cash Trust Series, Inc.; CCB Funds; Edward D. Jones & Co. Daily Passport Cash Trust; Federated Adjustable Rate U.S. Government Fund, Inc.; Federated American Leaders Fund, Inc.; Federated ARMs Fund; Federated Core Trust; Federated Equity Funds; Federated Equity Income Fund, Inc.; Federated Fund for U.S. Government Securities, Inc.; Federated GNMA Trust; Federated Government Income Securities, Inc.; Federated Government Trust; Federated High Income Bond Fund, Inc.; Federated High Yield Trust; Federated Income Securities Trust; Federated Income Trust; Federated Index Trust; Federated Institutional Trust; Federated Insurance Series; Federated Master Trust; Federated Municipal Opportunities Fund, Inc.; Federated Municipal Securities Fund, Inc.; Federated Municipal Trust; Federated Short-Term Municipal Trust; Federated Short-Term U.S. Government Trust; Federated Stock and Bond Fund, Inc.; Federated Stock Trust; Federated Tax-Free Trust; Federated Total Return Series, Inc.; Federated U.S. Government Bond Fund; Federated U.S. Government Securities Fund: 1-3 Years; Federated U.S. Government Securities
Fund: 2-5 Years; Federated U.S. Government Securities Fund: 5-10 Years; Federated Utility Fund, Inc.; Fixed Income Securities, Inc.; ; Hibernia Funds; Independence One Mutual Funds; Intermediate Municipal Trust; International Series, Inc.; Investment Series Funds, Inc.; Liberty U.S. Government Money Market Trust; Liquid Cash Trust; Managed Series Trust; Marshall Funds, Inc.; Money Market Management, Inc.; Money Market Obligations Trust; Money Market Obligations Trust II; Money Market Trust; Municipal Securities Income Trust; Newpoint Funds; Regions Funds; RIGGS Funds; SouthTrust Funds; Tax-Free Instruments Trust; The Planters Funds; The Wachovia Funds; The Wachovia Municipal FundsTrust for Government Cash Reserves; Trust for Short-Term U.S. Government Securities; Trust for U.S. Treasury Obligations; Vision Group of Funds, Inc.; World Investment Series, Inc.; Blanchard Funds; Blanchard Precious Metals Fund, Inc.; DG Investor Series; High Yield Cash Trust; Investment Series Trust; Star Funds; Targeted Duration Trust; The Virtus Funds; Trust for Financial Institutions;

     Federated Securities Corp. also acts as principal underwriter for the following closed-end investment company: Liberty Term Trust, Inc.- 1999.


               (b)

           (1)                                 (2)                             (3)
Name and Principal                  Positions and Offices              Positions and Offices
 BUSINESS ADDRESS                      WITH DISTRIBUTOR                   WITH REGISTRANT


Richard B. Fisher                   Director, Chairman, Chief              Vice President
Federated Investors Tower           Executive Officer, Chief

1001 Liberty Avenue                 Operating Officer, Asst.
Pittsburgh, PA 15222-3779           Secretary and Asst.

                                    Treasurer, Federated
                                    Securities Corp.

Edward C. Gonzales                  Director, Executive Vice               Executive Vice
Federated Investors Tower           President,                             President

1001 Liberty Avenue                 Federated Securities Corp.
Pittsburgh, PA 15222-3779

Thomas R. Donahue                   Director, Assistant Secretary
Federated Investors Tower           and Assistant Treasurer
1001 Liberty Avenue                 Federated Securities Corp.

Pittsburgh, PA 15222-3779

James F. Getz                       President-Broker/Dealer,                     --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

John B. Fisher                      President-Institutional Sales,               --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

David M. Taylor                     Executive Vice President                     --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Mark W. Bloss                       Senior Vice President,                       --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Richard W. Boyd                     Senior Vice President,                       --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Laura M. Deger                      Senior Vice President,                       --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Theodore Fadool, Jr.                Senior Vice President,                       --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Bryant R. Fisher                    Senior Vice President,                       --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Christopher T. Fives                Senior Vice President,                       --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

James S. Hamilton                   Senior Vice President,                       --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

James M. Heaton                     Senior Vice President,                       --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Keith Nixon                         Senior Vice President,                       --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Solon A. Person, IV                 Senior Vice President,                       --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Timothy C. Pillion                  Senior Vice President,                       --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Thomas E. Territ                    Senior Vice President,                       --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Ernest G. Anderson                  Vice President,                              --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Teresa M. Antoszyk                  Vice President,                              --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

John B. Bohnet                      Vice President,                              --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Jane E. Broeren-Lambesis            Vice President,                              --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

David J. Callahan                   Vice President,                              --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Mary J. Combs                       Vice President,                              --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

R. Edmond Connell, Jr.              Vice President,                              --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

R. Leonard Corton, Jr.              Vice President,                              --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Kevin J. Crenny                     Vice President,                              --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Daniel T. Culbertson                Vice President,                              --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

G. Michael Cullen                   Vice President,                              --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Marc C. Danile                      Vice President,                              --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

William C. Doyle                    Vice President,                              --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Jill Ehrenfeld                      Vice President,                              --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Mark D. Fisher                      Vice President,                              --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Joseph D. Gibbons                   Vice President,                              --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

John K. Goettlicher                 Vice President,                              --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Craig S. Gonzales                   Vice President,                              --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Raymond Hanley                      Vice President,                              --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Bruce E. Hastings                   Vice President,                              --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Beth A. Hetzel                      Vice President,                              --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

James E. Hickey                     Vice President,                              --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Charlene H. Jennings                Vice President,                              --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

H. Joseph Kennedy                   Vice President,                              --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Michael W. Koenig                   Vice President,                              --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Michael R. Manning                  Vice President,                              --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Mark J. Miehl                       Vice President,                              --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Richard C. Mihm                     Vice President,                              --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

J. Michael Miller                   Vice President,                              --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Alec H. Neilly                      Vice President,                              --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Thomas A. Peters III                Vice President,                              --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Robert F. Phillips                  Vice President,                              --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Richard A. Recker                   Vice President,                              --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Eugene B. Reed                      Vice President,                              --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Paul V. Riordan                     Vice President,                              --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

John Rogers                         Vice President,                              --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Brian S. Ronayne                    Vice President,                              --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Thomas S. Schinabeck                Vice President,                              --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Edward L. Smith                     Vice President,                              --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

David W. Spears                     Vice President,                              --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

John A. Staley                      Vice President,                              --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Colin B. Starks                     Vice President,                              --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Jeffrey A. Stewart                  Vice President,                              --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

William C. Tustin                   Vice President,                              --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Paul A. Uhlman                      Vice President,                              --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Miles J. Wallace                    Vice President,                              --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

John F. Wallin                      Vice President,                              --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Richard B. Watts                    Vice President,                              --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Edward J. Wojnarowski               Vice President,                              --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Michael P. Wolff                    Vice President,                              --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Edward R. Bozek                     Assistant Vice President,                    --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Terri E. Bush                       Assistant Vice President,                    --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Beth C. Dell                        Assistant Vice President,                    --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

David L. Immonen                    Assistant Vice President,                    --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Renee L. Martin                     Assistant Vice President,                    --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Robert M. Rossi                     Assistant Vice President,                    --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Matthew S. Hardin                   Secretary,                                   --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Denis McAuley                       Treasurer,                                   --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Leslie K. Ross                      Assistant Secretary,                         --
Federated Investors Tower           Federated Securities Corp.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

(c)     Not Applicable




ITEM 28.       LOCATION OF ACCOUNTS AND RECORDS:

     All accounts and records required to be maintained by Section 31(a) of the Investment Company Act of 1940 and Rules 31a-1 through 31a-3 promulgated thereunder are maintained at one of the following locations:

Registrant                                     Federated Investors Tower
                                               1001 Liberty Avenu
                                               Pittsburgh, PA 1522-3779

     (Notices should be sent to the Agent of Service at above address)

                                               Federated Investors Funds
                                               5800 Corporate Drive
                                               Pittsburgh, PA  15237-7000

Federated Shareholder                          Federated Investors Tower
  Services Company                             Pittsburgh, PA 15222-3779

("Transfer Agent and Dividend
Disbursing Agent")

Federated Services Company                     Federated Investors Tower
("Administrator")                              1001 Liberty Avenue

                                               Pittsburgh, PA  15222-3779

Federated Research Corp.                       Federated Investors Tower
("Adviser")                                    1001 Liberty Avenue

                                               Pittsburgh, PA  15222-3779

State Street Bank and Trust Company            P.O. Box 8600
("Custodian")  Boston, MA 02266-8600

ITEM 29.       MANAGEMENT SERVICES:

Not applicable.

ITEM 30.       UNDERTAKINGS:

               Registrant hereby undertakes to comply with the provisions of
               Section 16(c) of the 1940 Act with respect to the removal of Trustees and the calling of special shareholder meetings by shareholders.

                                   SIGNATURES

     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, Federated Core Trust, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Pittsburgh and Commonwealth of Pennsylvania, on the 18th day of February, 1999.

                              FEDERATED CORE TRUST

                      BY: /s/ Anthony R. Bosch
                      Anthony R. Bosch, Assistant Secretary
                      Attorney in Fact for John F. Donahue

                      February 18th, 1999